The Hall Group
Certified Public Accountants

May 10, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read and agree with the comments contained in Item 4 to Form 8-K of Liandi Clean Technology Inc. (formerly Remediation Services, Inc.) dated May 6, 2010, as they relate to our firm.

Regards,

The Hall Group, CPAs

The Hall Group, CPAs

100 Crescent Court, Suite 700
Dallas, Texas 75201
Ph: (214) 222-1315
Fax: (972) 420-0032
www.thehallgroupcpas.com
401 E. Corporate Drive, Suite 270
Lewisville, Texas 75057
Ph: (972) 315-1315